Exhibit 99.1

                          [LETTERHEAD OF MACROVISION]

FOR IMMEDIATE RELEASE

       Macrovision Acquires GLOBEtrotter's European Distribution Operation

SUNNYVALE, CA (October 5, 2000) -- Macrovision Corporation (Nasdaq: MVSN), a leading developer and supplier of electronic licensing, rights management, and copy protection technologies for the business software, consumer multimedia software, home video, digital pay-per-view, cable, and satellite markets, announced today that it has acquired the assets of Manchester (UK)-based Productivity through Software plc (PtS) which are applicable to PtS' license management business. PtS has served as the exclusive European distributor for Macrovision's GLOBEtrotter Software division since the early 1990s. PtS plc will continue to operate its other businesses outside of license management, including its e-business, application testing, Java-based development and security, and other activities.

As part of the transaction, Macrovision's GLOBEtrotter division will form a European sales and support group near Manchester which will consist of 18 PtS employees who currently sell, service, and support GLOBEtrotter products in the United Kingdom and throughout Europe. Toby Gawin, heretofore Macrovision's Vice President, Software Sales and Marketing for Europe, will relocate from London to Manchester and becomes Managing Director, GLOBEtrotter Europe.

"We're excited to begin this new chapter in GLOBEtrotter's European business and look forward to setting up a GLOBEtrotter-direct organization as we continue to expand our business," commented Mark Belinsky, Senior Vice President and General Manager of GLOBEtrotter. "The PtS team which will form `GLOBEtrotter Europe' is an outstanding group of people with extensive knowledge of the GLOBEtrotter product line and well established customer relationships."

About Macrovision

Macrovision has three divisions which are responsible for developing and marketing its various proprietary electronic management, rights management, and copy protection technologies.

o The GLOBEtrotter division provides ELM (electronic license management) solutions to independent software vendors (ISVs), and software asset management tools for business applications. These products, led by FLEXlm(R), are in use by over 2,000 ISV customers throughout the world.

o Macrovision's Computer Software Copy Protection division produces copy protection and rights management technologies for consumer and entertainment software publishers.

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MACROVISION ACQUIRES GLOBETROTTER'S EUROPEAN DISTRIBUTION OPERATION -PAGE 2


      Its flagship product - SafeDisc(R) CD-ROM copy protection - has been licensed to over 100 mastering and replicator facilities worldwide and is used by many major interactive software publishers including Microsoft, Electronic Arts, and Eidos. Over 50 million CD-ROMs have been copy protected with SafeDisc since market introduction in the fourth quarter of 1998.

o The Video Copy Protection division provides technologies that are used by motion picture studios, cable and satellite TV operators, consumer electronics companies, and personal computer manufacturers to prevent the unauthorized duplication, reception or use of copyrighted video materials.

Macrovision has its corporate headquarters in Sunnyvale, California, with European headquarters in London and Asia-pacific headquarters in Tokyo.

Note to Editors: Additional background information on Macrovision Corporation and its products can be obtained from our Web Site at www.macrovision.com. For more information on GLOBEtrotter and its products, see www.globetrotter.com.

All statements contained herein, including the quotations attributed to Mr. Belinsky, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company's behalf, that are not statements of historical fact, including statements that use the words "believes," "anticipates," "estimates," "expects," "intends" or "look forward" or similar words that describe the Company's or its management's future plans, objectives, or goals, are "forward-looking statements" and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the financial effects of the acquisition of assets from PtS, the business strategies and product plans of the Company, the advantages of the acquisition for the Company, the features and benefits of the products of the Company, and the reorganization efforts to be undertaken by the Company.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: the ability of the Company to integrate the operations and administration of the acquired business effectively and efficiently; the ability of the Company to achieve operational and other business synergies; the risks associated with the integration of geographically dispersed operations; the effect of the acquisition on customers and other business partners of the Company and the acquired business; and the costs associated with integration. Other factors include those outlined in the Company's Annual Report on Form 10-K for 1999, its Quarterly Reports on Form 10-Q, and such other documents as are filed with the Securities and Exchange Commission from time to time. These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or

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MACROVISION ACQUIRES GLOBETROTTER'S EUROPEAN DISTRIBUTION OPERATION -   PAGE 3


update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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Editorial Contact:
Mark Belinsky
Globetrotter Software, Inc.
+1 (408) 445 8100 x104
markb@globes.com